SIERRA NEVADA ADVISORS, INC.
5505 E. Carson Street, Ste. 341 Lakewood, CA 90713
Phone (562) 421-2063 Fax (562) 421-7443


October 21, 1999

Mr. Kent A. Evans,
President Millennia Automated Products, Inc.
236 S. Rainbow Blvd., Ste. C-489
Las Vegas, Nevada 89128


Dear Mr. Evans:


This letter agreement (the "Agreement") shall confirm the engagement of Sierra Nevada Advisors, Inc. ("Sierra") to serve as Corporate Finance Advisor, whereby "Sierra" will advise "Millennia" with regards to issues such as the raising of funds as a public company, introducing potential acquisition candidates and introducing "Millennia" to potential investors.
I
"Sierra" agrees to commit at least 40 hours per month to completing the aforementioned duties, for a period of 6 months beginning at the signing of this Agreement.

"Millennia" agrees to pay "Sierra" the sum of $30,000 in order to secure the Advisory services of "Sierra", to be paid at the signing of this agreement.


Yours truly
SIERRA NEVADA ADVISORS, INC.


/s/   D. MIHRAN FREELAND
By:  D. Mihran Freeland
President


MILLENNIA AUTOMATED PRODUCTS, INC.

Agreed on this 21st day of October, 1999.


/s/   KENT A. EVANS
By:  Kent A. Evans
President